                                                                   EXHIBIT 23.01

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Reliance Steel & Aluminum Co. 1994 Incentive and Non-Qualified Stock Option Plan and the 1989 Employee Non-Qualified Stock Option Plan of our report dated February 9, 2001, with respect to the consolidated financial statements and schedule of Reliance Steel & Aluminum Co. included in the Annual Report (Form 10-K) for the year ended December 31, 2000.

                                          /s/ ERNST & YOUNG LLP

Long Beach, California
March 27, 2001